UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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CH Energy Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Steven V. Lant
Chairman, President &
Chief Executive Officer

April 6, 2009

To All CH Energy Group Shareholders:

CH Energy Group’s Annual Meeting of Shareholders is scheduled for April 28, 2009. I am writing to urge that you participate in the vote at this year’s Annual Meeting by promptly MARKING, SIGNING, DATING and RETURNING the enclosed WHITE proxy card using the postage-paid envelope provided.

At this year’s Annual Meeting, three independent, highly qualified CH Energy Group directors are up for reelection: Manuel J. Iraola, E. Michel Kruse and Ernest R. Verebelyi. We believe these directors are proven business leaders with reputations for high standards and strong values in their professional and personal activities. We also believe their skills complement those of our remaining directors. The Board of Directors of CH Energy Group unanimously recommends that you vote “FOR” election of these experienced directors.

It is important that your shares be represented and voted at the Annual Meeting. Please MARK, SIGN, DATE and promptly RETURN the enclosed WHITE proxy card using the postage-paid envelope provided. Alternatively, you can vote your shares by telephone or over the Internet by following the directions provided on the enclosed proxy card.

If you have not yet received CH Energy Group’s Annual Report to Shareholders for the fiscal year ended 2008 or the proxy statement for this year’s Annual Meeting -- or if you require assistance in voting your shares -- please call our proxy solicitor, D. F. King & Co., Inc., toll-free at 1-800-967-4612, for assistance.

Recently, GAMCO Asset Management Inc. filed a preliminary proxy statement with the Securities and Exchange Commission with respect to the nomination of directors at CH Energy Group’s Annual Meeting. It is possible that you may receive a proxy statement from GAMCO requesting that you vote its blue proxy card in favor of a separate slate of three directors that GAMCO has nominated for election to CH Energy Group’s Board of Directors.

The Board of Directors of CH Energy Group has considered the qualifications of the GAMCO nominees and concluded that the interests of all CH Energy Group shareholders will be served best by the election of the nominees already proposed for election by the Board. Accordingly, the Board of Directors of CH Energy Group strongly encourages you to vote the WHITE proxy card for election of the Board’s nominees and not to sign or return the blue proxy card sent to you by GAMCO.

Sincerely,

Chief Executive Officer and Chairman of the Board

The CH Energy Group Companies
Central Hudson Gas & Electric Corporation
Central Hudson Enterprises Corporation
284 South Avenue Poughkeepsie NY 12601